SECOND AMENDMENT

TO AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of May 21, 2008 (the “Agreement”) is entered into among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Amended and Restated Revolving Credit Agreement dated as of February 28, 2007, as amended by the First Amendment thereto, dated as of November 30, 2007 (as so amended and as further amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below subject to the terms and conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.	The Credit Agreement is hereby amended as follows:

(a)        Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Authoritative Guidance” shall have the meaning set forth in Section 5.1(g).

“Capital Expenditures” shall mean all expenditures of the Loan Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.

“Cash Collateralize” shall have the meaning set forth in Section 2.23(j).

“Collateral Agent” shall mean Bank of America in its capacity as collateral agent under any of the Collateral Documents and the Intercreditor Agreement or any successor collateral agent.

“Collateral Documents” shall mean a collective reference to the Pledge Agreement and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 5.12.

“Consolidated Entities” shall have the meaning set forth in Section 5.1(g).

“Consolidated Working Capital” shall mean, at any time, the excess of (i) current assets (excluding cash and those Permitted Investments identified in clauses (i), (ii), (iii) and (v) of the definition of Permitted Investments) of the Borrower and its Subsidiaries

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on a consolidated basis at such time over (ii) current liabilities (excluding current maturities of Indebtedness) of the Borrower and its Subsidiaries on a consolidated basis at such time, all as determined in accordance with GAAP.

“Control Event” shall mean (1) the execution by the Borrower or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control or (3) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) or related persons constituting a group (as such term is used in Section 13(d)-5 under the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) to the holders of the common stock of the Borrower or of any of its Affiliates, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

“Debt Issuance” shall mean the issuance by the Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted by Section 7.12.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Eligible Assets” shall mean property that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extension or expansions thereof).

“Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by the Borrower or any Subsidiary to any Person of its Equity Interests.

“Excess Cash Flow” shall mean, for any period for the Borrower and its Subsidiaries, an amount equal to the sum, without duplication, of (a) Consolidated EBITDA minus (b) Capital Expenditures paid in cash (to the extent permitted hereby and not financed by a Debt Issuance or an Equity Issuance) minus (c) the cash portion of Consolidated Interest Expense minus (d) federal, state and other taxes to the extent paid in cash during such period by the Borrower and its Subsidiaries on a consolidated basis minus (e) the sum of all payments (not financed by Debt Issuances) made pursuant to Section 7.4(iii) minus (f) the sum of scheduled payments of principal on Indebtedness of the types identified in clause (i) or (ii) of the definition thereof of the Borrower and its Subsidiaries minus (g) the sum of cash consideration (not financed by a Debt Issuance or

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an Equity Issuance) paid by the Borrower and its Subsidiaries for Permitted Acquisitions minus (h) increases in Consolidated Working Capital plus (i) decreases in Consolidated Working Capital, in each case on a consolidated basis determined in accordance with GAAP.

“FIN 46R” shall have the meaning set forth in Section 5.1(g).

“Intercreditor Agreement” shall mean that certain Intercreditor and Collateral Agency Agreement dated as of the Second Amendment Effective Date among the Borrower, the Guarantors, the Purchasers, the Administrative Agent, on behalf of all of the Lenders, Bank of America, as servicer on behalf of all the participants under the Franchise Facility and the Collateral Agent, as amended or modified from time to time.

“Investments” shall have the meaning set forth in Section 7.3.

“Net Cash Proceeds” shall mean the aggregate cash or cash equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Debt Issuance or any sale, transfer or disposition conducted in accordance with Section 7.5(f), net of (a) reasonable direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or reasonably estimated to be payable as a result thereof and (c) in the case of any sale, transfer or disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary pursuant to any such Debt Issuance or sale, transfer or disposition.

“Pledge Agreement” shall mean that certain Pledge Agreement dated as of the Second Amendment Effective Date in favor of the Collateral Agent, for the benefit of the holders of the Senior Secured Obligations, executed by each of the Borrower, the Guarantors and the Collateral Agent, as amended or modified from time to time.

“Pledged Collateral” shall have the meaning set forth in the Pledge Agreement.

“Purchasers” shall mean the “Purchasers” under and as defined in the Senior Note Purchase Agreement.

“Second Amendment Effective Date” shall mean May 21, 2008.

“Senior Notes” shall mean the “Notes” under and as defined in the Senior Note Purchase Agreement.

“Senior Secured Obligations” shall have the meaning set forth in the Intercreditor Agreement.

(b)       The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Revolving Commitments of all Lenders from time to time, as such aggregate principal amount shall be reduced pursuant to the terms hereof. On the Second

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Amendment Effective Date, the Aggregate Revolving Commitment Amount equals $491,692,411.00.

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders in effect at any time.

“Applicable Margin” shall mean, as of any date, the percentage per annum determined by reference to the applicable Adjusted Total Debt to EBITDAR Ratio in effect on such date as set forth on Schedule 1.1(a) attached hereto; provided, that a change in the Applicable Margin resulting from a change in such ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1(a) or (b) and the compliance certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level V until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Second Amendment Effective Date until the financial statements and compliance certificate are required to be delivered for the Borrower’s fiscal year ending in June of 2008 shall be determined based upon Pricing Level V.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; (c) occupation of a majority of the seats on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors nor (ii) appointed by directors so nominated, (d) the occurrence of a “Change in Control” under and as defined in the Senior Note Purchase Agreement or (e) the occurrence of a “Change in Control” under and as defined in the Franchise Facility Credit Agreement.

“Consolidated EBITDA” shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period minus (b) to the extent included in calculating Consolidated Net Income for such period, any non-cash gains during such period minus (c) any actual cash payments made during such period related to non-cash charges included in (d)(v) below for a prior period plus (d) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (iv) for the Fiscal Quarters ending June 3, 2008, September 2, 2008, December 2, 2008 and March 3, 2009 only, actual costs determined on a consolidated basis in accordance with GAAP incurred in connection with the closing of any stores or units during any such Fiscal Quarter; provided, that the amount of such costs shall not exceed $10,000,000 in the aggregate for all such Fiscal Quarters and (v) all other non cash charges, in each case, that do not represent a cash item in such period, all as determined in accordance with GAAP.

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“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDAR to (b) Consolidated Fixed Charges, in each case measured for the four Fiscal Quarter period ending on such date.

“Franchise Facility” shall mean that certain credit facility in the amount of up to $48,000,000 extended by Bank of America, as servicer, to certain franchisees of the Borrower, as guaranteed by the Borrower and certain of its Subsidiaries, all pursuant to the Franchise Facility Credit Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Intercreditor Agreement, the Notes (if any), the LC Documents, the Fee Letter, all Notices of Borrowing, the Subsidiary Guaranty Agreement, all Notices of Conversion/Continuation and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Obligations” shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post filing or post petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations arising under Hedging Agreements entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into to the extent permitted hereunder, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

“Senior Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement dated as of May 21, 2008 among the Borrower and the purchasers party thereto, as amended or modified from time to time.

(c)        The following sentence is hereby added at the end of the definition of “Revolving Commitment” in Section 1.1 of the Credit Agreement to read as follows:

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Any reduction in the Aggregate Revolving Commitment Amount pursuant to Section 2.9 shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share.

(d)       The definitions of “Consolidated EBITR” and “Incremental Facility” are each hereby deleted from Section 1.1 of the Credit Agreement in their entireties.

(e)       Section 2.4 of the Credit Agreement is hereby amended to read as follows:” and “Incremental Facility” are each hereby deleted from Section 1.1 of the Credit Agreement in their entireties.

            Section 2.4 [Reserved.]

(f)        Section 2.9 of the Credit Agreement is hereby amended to read as follows:” and “Incremental Facility” are each hereby deleted from Section 1.1 of the Credit Agreement in their entireties.

            Section 2.9 [Reduction and termination of Commitments.]

(a)        Unless previously terminated, all Revolving Commitments shall terminate on the Revolving Commitment Termination Date.

(b)       Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, however, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Revolving Lender, (ii) any partial reduction pursuant to this Section 2.9 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.

(c)        Commencing with the Fiscal Quarter ending June 3, 2008, the Aggregate Revolving Commitments shall automatically be permanently reduced by $6,250,000 as of the end of each Fiscal Quarter (with each such permanent reduction of the Aggregate Revolving Commitments pursuant to this Section 2.9(c) to be applied to reduce proportionally and permanently the Revolving Commitment of each Lender according to its Pro Rata Share).

(d)      On the ninetieth (90th) day following the Second Amendment Effective Date and on the one hundred eightieth (180th) day following the Second Amendment Effective Date, the Aggregate Revolving Commitments shall automatically be permanently reduced by $4,153,795.00 (with each such permanent reduction of the Aggregate Revolving Commitments pursuant to this Section 2.9(d) to be applied to reduce proportionally and permanently the Revolving Commitment of each Lender according to its Pro Rata Share)

(e)        In addition to the automatic reductions to the Aggregate Revolving Commitments pursuant to Section 2.9(c) and (d) above, the Aggregate Revolving Commitments shall automatically be permanently reduced in an amount equal to the amount of any prepayment required to be made by the Borrower pursuant to Section 2.12(b)(ii), (iii), (iv) or (v).

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(g)	Section 2.12 of the Credit Agreement is hereby amended to read as follows:

Section 2.12	Prepayments.

(a)         Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 12:00 noon not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 12:00 noon on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid; provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Revolving Loan (other than a Swingline Loan) shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000, and each partial prepayment of any Swingline Loan shall be in a minimum amount of $100,000 and integral multiples of $50,000. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

(b)	Mandatory Prepayments of Loans.

(i)        Revolving Commitments. If for any reason the Revolving Credit Exposure of all Lenders at any time exceeds the Aggregate Revolving Committed Amount then in effect, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or provide cash collateral for the LC Exposure in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to provide cash collateral for the LC Exposure pursuant to this Section 2.12(b)(i) unless after the prepayment in full of the Revolving Loans and the Swing Line Loans the Revolving Credit Exposure of all Lenders at any time exceeds the Aggregate Revolving Committed Amount.

(ii)       Dispositions and Involuntary Dispositions. The Borrower shall (A) prepay the Loans and/or provide cash collateral for the LC Exposure as hereinafter provided and (B) offer to prepay the Indebtedness under the Senior Note Purchase Agreement, on a pro rata basis, in an aggregate amount equal to 100% of the Net Cash Proceeds of all sales, transfers and dispositions of property pursuant to Section 7.5(f) to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 90 days of the date of such sale, transfer or disposition. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (vi) below. To the extent all holders of the Senior Notes reject an offer from the Borrower to prepay the Senior Notes as required by the terms of this clause (ii), the Borrower shall be permitted to keep such rejected proceeds.

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(iii)      Senior Note Purchase Agreement. If the Borrower makes any prepayment of the Indebtedness under the Senior Note Purchase Agreement, the Borrower shall simultaneously therewith prepay the Loans and/or provide cash collateral for the LC Exposure as hereafter provided in an amount sufficient to provide that the Indebtedness under the Senior Note Purchase Agreement and the Indebtedness (including LC Exposure) hereunder are prepaid and/or cash collateralized, as applicable, on a pro rata basis. Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (vi) below.

(iv)      Excess Cash Flow. Subsequent to the Second Amendment Effective Date, (A) within the earlier of the date that is 90 days after the end of each fiscal year of the Borrower and the date that is 2 days after the date the information required by Section 5.1(a) is filed with the SEC for such fiscal year and (B) within the earlier of the date that is 45 days after the end of the second fiscal quarter of each fiscal year of the Borrower and the date that is 2 days after the date such information required by Section 5.1(b) is filed with the SEC for such fiscal quarter, the Borrower shall (A) prepay the Loans and/or provide cash collateral for the LC Exposure as hereafter provided and (B) offer to prepay the Indebtedness under the Senior Note Purchase Agreement, on a pro rata basis, in an aggregate amount equal to 30% of Excess Cash Flow for the six month period ending as of such fiscal year or such second fiscal quarter, as applicable. Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (vi) below. To the extent all holders of the Senior Notes reject an offer from the Borrower to prepay the Senior Notes as required by the terms of this clause (iv), the Borrower shall be permitted to keep such rejected proceeds.

(v)       Debt Issuances. Immediately upon receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall (A) prepay the Loans and/or provide cash collateral for the LC Exposure as hereinafter provided and (B) offer to prepay the Indebtedness under the Senior Note Purchase Agreement, on a pro rata basis, 100% of such Net Cash Proceeds. Any prepayment pursuant to this clause (v) shall be applied as set forth in clause (vi) below. To the extent all holders of the Senior Notes reject an offer from the Borrower to prepay the Senior Notes as required by the terms of this clause (v), the Borrower shall be permitted to keep such rejected proceeds.

(vi)      Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.12(b) shall be applied as follows:

(A)       with respect to all amounts prepaid pursuant to Section 2.12(b)(i), to Revolving Loans and Swing Line Loans and (after all Revolving Loans and Swing Line Loans have been repaid) to provide cash collateral for the LC Exposure; and

(B)       with respect to all amounts prepaid pursuant to Section 2.12(b)(ii), Section 2.12(b)(iii), Section 2.12(b)(iv) and Section 2.12(b)(v) to Revolving Loans and Swing Line Loans and (after all Revolving Loans and Swing Line Loans have been repaid) to provide cash collateral for the L/C Exposure (with a corresponding permanent reduction in the Aggregate Revolving Committed Amount and Aggregate Revolving Commitments).

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period

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maturities. All prepayments under this Section 2.12(b) shall be subject to Section 2.19, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(h)       The first sentence of Section 2.19 of the Credit Agreement is hereby amended to read as follows:

In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked) or (d) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.22(b) then, in any such event, the Borrower shall compensate each Lender, within ten (10) days after written demand from such Lender, for any loss, cost or expense attributable to such event.

(i)	Section 4.14 of the Credit Agreement is hereby amended to read as follows:

Section 4.14	Subsidiaries; Equity Interests.

As of the Second Amendment Effective Date, Schedule 4.14 sets forth the name of each Subsidiary and identifies each Material Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and non assessable.

(j)        Article IV of the Credit Agreement is hereby amended by adding a new Section 4.16 at the end thereof which shall read as follows:

Section 4.16	Perfection of Security Interests.

The Pledge Agreement creates a valid security interest in, and Lien on, the Pledged Collateral, which security interests and Liens are currently perfected security interests and Liens in favor of the Collateral Agent, prior to all other Liens.

(k)       Article IV of the Credit Agreement is hereby amended by adding a new Section 4.17 at the end thereof which shall read as follows:

Section 4.17	Obligations Rank Pari Passu.

The Obligations rank at least pari passu in right of payment with all obligations of the Loan Parties under the Senior Note Purchase Agreement (and the Senior Notes) and all obligations of the Loan Parties under the Franchise Facility.

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(l)        Section 5.1 of the Credit Agreement is hereby amended by deleting the period after subsection (e) thereof and replacing such period with a semi-colon and by inserting new subsections (f) and (g) following subsection (e) thereof which shall read as follows:

(f)        concurrently with the financial statement referred to in clause (a) above, beginning with the fiscal year ending June 2, 2009, (i) financial projections for the Borrower and its Subsidiaries containing pro forma income statement, balance sheet and cash flow statement for each quarter of the next fiscal year and (ii) an updated corporate chart for the Borrower and its Subsidiaries; and

(g)       commencing with the Borrower’s first fiscal quarter for which the Borrower is required, and continuing for so long as the Borrower is required, pursuant to FASB Interpretation 46(R) (“FIN 46R”) or any other authoritative accounting guidance (collectively, “Authoritative Guidance”), to consolidate its Franchise Partners or any other less than 100% owned entity not previously required, under GAAP as in effect on December 31, 2002, to be so consolidated (collectively, the “Consolidated Entities”), each set of financial statements delivered pursuant to paragraphs (a) and (b) above shall be accompanied by unaudited financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering each of the following:

(i)        the Borrower and its Subsidiaries on a consolidated basis, before giving effect to any consolidation of the Consolidated Entities;

(ii)        the Consolidated Entities on a consolidated basis; and

(iii)      consolidating statements reflecting eliminations or adjustments required in order to reconcile the consolidated statements referred to in subclauses (i) and (ii) above with the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above, setting forth in each case (commencing, in the case of the consolidation of any Consolidated Entity pursuant to Authoritative Guidance, with the Borrower’s fiscal quarter that is four fiscal quarters following such consolidation) in comparative form the figures for the corresponding periods in the previous fiscal year.

(m)     Section 5.2 of the Credit Agreement is hereby amended by deleting the period at the end of subsection (e) thereof and replacing it with the following text “; and” and by adding a new Section 5.2(f) after subsection (e) thereof which shall read as follows:

(f)	the occurrence of a Control Event.

(n)	Section 5.10 of the Credit Agreement is hereby amended to read as follows:

Section 5.10	Additional Subsidiaries.

If any additional Material Subsidiary is acquired or formed after the Second Amendment Effective Date or any Subsidiary becomes a Material Subsidiary after the Second Amendment Effective Date, the Borrower will, within thirty (30) days after such Material Subsidiary is acquired or formed or such Subsidiary becomes a Material Subsidiary, notify the Administrative Agent, the Collateral Agent and the Lenders thereof and will (A) cause such Material Subsidiary to become a Loan Party by executing an

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agreement in the form of Annex I to Exhibit D in form and substance satisfactory to the Administrative Agent, (B) cause such Material Subsidiary to deliver simultaneously therewith similar documents applicable to such Material Subsidiary required under Section 3.1 as reasonably requested by the Administrative Agent or Collateral Agent including, without limitation, a supplement to the Pledge Agreement and all certificates evidencing any certificated Equity Interests required to be pledged pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B) and (C)) and (C) become a party to the Intercreditor Agreement by executing and delivering to the Administrative Agent a joinder agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(o)	Section 5.11 of the Credit Agreement is hereby amended to read as follows:

Section 5.11	Additional Guaranties.

If at the end of any Fiscal Quarter of the Borrower:

(a)        the total assets of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the total assets of the Consolidated Companies, or

(b)       the Consolidated Net Income of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the Consolidated Net Income of the Consolidated Companies,

then the Borrower shall (i) notify the Administrative Agent thereof in the certificate delivered pursuant to Section 5.1(c) for such fiscal quarter and (ii) within 15 days thereafter, (A) cause the appropriate number of Subsidiaries to become Guarantors (by execution of an agreement in the form of Annex I to Exhibit D in form and substance satisfactory to the Administrative Agent, (B) cause such Subsidiary to deliver simultaneously therewith similar documents required under Section 3.1 as reasonably requested by the Administrative Agent or the Collateral Agent, including without limitation, a supplement to the Pledge Agreement and all certificates evidencing any certificated Equity Interests required to be pledged pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B) and (C)) and (C) cause such Subsidiary to become a party to the Intercreditor Agreement by executing and delivering to the Administrative Agent a joinder agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(p)Article V of the Credit Agreement is hereby amended by adding new sections 5.12 and 5.13 at the end thereof which shall read as follows:

Section 5.12	Pledged Assets.

The Borrower will cause (a) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary owned by the Borrower or any other Loan Party and (b)

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66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in each Foreign Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, for the benefit of the holders of the Senior Secured Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

Section 5.13	Additional Guarantors.

Notwithstanding the provisions of Section 5.10, if at any time any Domestic Subsidiary that is not a Guarantor provides a guarantee of any Person’s obligations with respect to the Senior Note Purchase Agreement, then promptly (and in any event within five (5) days), the Borrower will cause such Domestic Subsidiary to (A) become a Guarantor by executing and delivering to the Administrative Agent executing an agreement in the form of Annex I to Exhibit D in form and substance satisfactory to the Administrative Agent or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, (B) deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary required under Section 3.1 as reasonably requested by the Administrative Agent or the Collateral Agent including, without limitation, a supplement to the Pledge Agreement and all certificates evidencing any certificated Equity Interests required to be pledged pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B) and (C)), all in form, content and scope reasonably satisfactory to the Administrative Agent and the Collateral Agent and (C) become a party to the Intercreditor Agreement by executing and delivering to the Administrative Agent a joinder agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

(q)	Section 6.1 of the Credit Agreement is hereby amended to read as follows:

Section 6.1	Minimum Fixed Charge Coverage Ratio.

The Consolidated Companies will maintain as of the last day of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than (a) 2.25 to 1.0 from the Second Amendment Effective Date through and including March 1, 2011 and (b) 2.50 to 1.0 thereafter.

(r)	Section 6.2 of the Credit Agreement is hereby amended to read as follows:

Section 6.2	Maximum Adjusted Total Debt to EBITDAR Ratio.

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The Consolidated Companies will maintain, as of the last day of each Fiscal Quarter, an Adjusted Total Debt to EBITDAR Ratio of not greater than (a) 4.50 to 1.0 from the Second Amendment Effective Date through and including June 3, 2008, (b) 4.60 to 1.0 from June 4, 2008 through and including September 2, 2008, (c) 4.50 to 1.0 from September 3, 2008 through and including December 2, 2008, (d) 4.25 to 1.0 from December 3, 2008 through and including September 1, 2009, (e) 4.00 to 1.0 from September 2, 2009 through and including March 2, 2010, (f) 3.75 to 1.0 from March 3, 2010 through and including March 1, 2011 and (g) 3.50 to 1.0 thereafter.

(s)         Article VI of the Credit Agreement is hereby amended by adding a new section 6.4 at the end thereof which shall read as follows:

Section 6.4.	Capital Expenditures.

The Consolidated Companies will not permit Capital Expenditures to exceed (i) $30,000,000 in the aggregate for the fiscal year ending June 2, 2009, (ii) $30,000,000 in the aggregate for the fiscal year ending June 1, 2010 and (iii) for each fiscal year thereafter, an aggregate amount of 30% of the Consolidated EBITDA for the prior fiscal year; provided, however, if subsequent to the Second Amendment Effective Date, the Adjusted Total Debt to EBITDAR Ratio is less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, the limitation on Capital Expenditures provided for above shall no longer apply.

(t)	Section 7.1 of the Credit Agreement is hereby amended to read as follows:

Section 7.1	Negative Pledge.

The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

(a)	Permitted Encumbrances;

(b)          any Liens on any property or asset of the Borrower or any Subsidiary existing on the Second Amendment Effective Date set forth on Schedule 7.1; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

(c)         Liens securing Indebtedness permitted under Section 7.12(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(d)         Liens securing Indebtedness permitted by Section 7.12(f) assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition;

(e)         Liens in favor of the Collateral Agent to secure the Senior Secured Obligations; and

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(f)         extensions, renewals, or replacements of any Lien referred to in paragraphs (a) and (b) of this Section; provided, however, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

(u)	Section 7.3 of the Credit Agreement is hereby amended to read as follows:

Section 7.3	Investments, Loans, Etc.

The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a)        Investments (other than Permitted Investments) existing on the Second Amendment Effective Date and set forth on Schedule 7.3 (including Investments in Subsidiaries);

(b)        Permitted Investments;

(c)        Guaranties of Indebtedness under (i) the Franchise Facility and (ii) other Indebtedness in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding;

(d)	Investments made by any Loan Party in or to any other Loan Party;

(e)        loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

(f)	Hedging Agreements permitted by Section 7.8;

(g)       Investments in franchise operators through the Franchise Partner Program; provided, that such Investments made pursuant to this subsection (g) together with Investments made pursuant to subsection (h) below shall not exceed $10,000,000 in the aggregate at any one time outstanding;

(h)       Investments in franchise operators through the Traditional Franchisee program pursuant to the purchase option agreements entered into with those operators; provided, that such Investments made pursuant to this subsection (h) together with Investments made pursuant to subsection (g) above shall not exceed $10,000,000 in the aggregate at any one time outstanding;

(i)        Investments received in settlement of Indebtedness created in the ordinary course of business;

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(j)        Acquisitions by any Loan Party meeting the following requirements (each such Acquisition constituting a “Permitted Acquisition”):

(i)        as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representations and warranties contained herein shall be true both before and after giving effect to such Acquisition;

(ii)       such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(iii)      the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;

(iv)      as of the date of consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained;

(v)       after giving effect to such Acquisition, the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any earn-out obligations) paid for all Acquisitions in any fiscal year shall not exceed $35,000,000; provided, however, if subsequent to the Second Amendment Effective Date, the Adjusted Total Debt to EBITDAR Ratio is less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, the annual basket provided for above shall no longer apply so long as (A) the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis after giving effect to any such Acquisition is less than 3.0 to 1.0 and (B) in the case where after giving effect to any such Acquisition, the aggregate consideration paid for all Acquisitions in the applicable fiscal year exceeds $5,000,000, the Borrower shall have delivered to the Administrative Agent not less than five (5) days prior to the consummation of such Acquisition a pro form compliance certificate demonstrating that the Adjusted Total Debt to EBITDAR Ratio on a Pro Form Basis (after giving effect to any such Acquisition and all extensions of credit funded in connection therewith as if made on the first day of the applicable period) is less than 3.0 to 1.0; and

(vi)      in the case where after giving effect to any Acquisition, the aggregate consideration for all Acquisitions occurring in the applicable fiscal year is greater than $5,000,000, not less than five (5) days prior to the consummation of such Acquisition, the Borrower shall have delivered to the Administrative Agent, a pro forma compliance certificate, which shall reflect that, on a Pro Forma Basis, the Borrower would have been in compliance with the financial covenants set forth in Article VI for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 5.1(c) prior to the consummation of such Acquisition (giving effect to such Acquisition and all extensions of credit funded in connection therewith as if made on the first day of such period); and

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(k)       Investments in Equity Interests of the Borrower to the extent permitted under Section 7.4.

Investments under Section 7.3 shall not be permitted if, before or after giving effect to the making of such Investment, a Default or an Event of Default has occurred and is continuing.

(v)	Section 7.4 of the Credit Agreement is hereby amended to read as follows:

Section 7.4	Restricted Payments.

The Borrower will not, and will not permit its Subsidiaries to, (x) declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution on any class of its Equity Interests, or (y) make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any Equity Interests or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”) except for (i) dividends payable by the Borrower solely in shares of any class of its Equity Interests, (ii) Restricted Payments made by any Subsidiary to the Borrower or to another Loan Party and (iii) subsequent to the Second Amendment Effective Date, after the Adjusted Total Debt to EBITDAR Ratio has been less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, cash dividends paid on, and cash redemptions of, the Equity Interests of the Borrower; provided, that (i) no Default or Event of Default shall have occurred and be continuing before or after giving effect to the payment of such dividend or redemption and (ii) the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis after giving effect to the payment of any such dividend or redemption is less than 3.0 to 1.0.

(w)	Section 7.5(c) of the Credit Agreement is hereby amended to read as follows:

(c)        the sale, lease or transfer of assets of any Subsidiary to the Borrower or any other Loan Party; provided, that if the sale, lease or transfer of assets is made by a Subsidiary that is not a Loan Party, such sale, lease or transfer must not be for consideration that exceeds the fair market value of the assets sold, leased or transferred;

(x)	Section 7.5(f) of the Credit Agreement is hereby amended to read as follows:

(f)        any other sale of the Consolidated Assets with an aggregate book value, when aggregated with all other such sales since the Closing Date, not exceeding $200,000,000 on the date of such transfer; provided, that (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction and (ii) the Borrower shall have applied the Net Cash Proceeds of such sale to the prepayment of the Loans and/or support of the LC Exposure to the extent required by Section 2.12(b)(ii).

(y)	Section 7.6 of the Credit Agreement is hereby amended to read as follows:

Section 7.6	Transactions with Affiliates

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The Borrower will not, and will not permit any of its Subsidiaries to enter into or permit to exist any transaction of any kind with any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.4.

(z)	Section 7.7 of the Credit Agreement is hereby amended to read as follows:

Section 7.7	Restrictive Agreements.

The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets, revenues or properties, whether now owned or hereafter acquired, (b) the ability of any Subsidiary to guarantee the Obligations or otherwise be a Loan Party pursuant to the Loan Documents or (c) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guaranty Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, however, that (i) the foregoing shall not apply to restrictions or conditions set forth in Schedule 7.7 or restrictions or conditions imposed by law or by this Agreement or any other Loan Document, the Franchise Facility or the Senior Note Purchase Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder and (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereby if such restrictions and conditions apply only to the property or assets securing such Indebtedness.

(aa)      Article VII of the Credit Agreement is hereby amended by adding new sections 7.12 and 7.13 at the end thereof which shall read as follows:

Section 7.12	Indebtedness.

The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, except:

(a)	Indebtedness under the Loan Documents;

(b)       Indebtedness of the Borrower and the Guarantors under the Franchise Facility;

(c)        Indebtedness of the Borrower and the Guarantors under the Senior Note Purchase Agreement in an aggregate principal amount not to exceed $150,000,000;

(d)       Indebtedness of the Borrower and its Subsidiaries existing on the Second Amendment Effective Date and set forth in Schedule 7.12;

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(e)        purchase money Indebtedness (including Capital Lease Obligations or Synthetic Lease Obligations) incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that (i) the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)        secured Indebtedness of the Loan Parties assumed in connection with a Permitted Acquisition so long as such Indebtedness (i) was not incurred in anticipation of or in connection with the respective Permitted Acquisition and (ii) does not exceed $50,000,000 in the aggregate at any time outstanding;

(g)       obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Hedging Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Hedging Agreement does not contain any provision exonerating the non defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(h)       Indebtedness in the form of Guaranties of Indebtedness permitted by Section 7.3(c); and

(i)        other unsecured Indebtedness of the Borrower and its Subsidiaries not to exceed $10,000,000 in the aggregate at any one time outstanding;

Section 7.13	Prepayment of Other Indebtedness, Etc.

The Borrower will not make (or give any notice with respect thereto), or permit any Subsidiary to make (or give notice with respect thereto), any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness, including without limitation Indebtedness under the Senior Note Purchase Agreement and/or the Senior Notes except Indebtedness under the Loan Documents, Indebtedness under the Franchise Facility and intercompany debt owed to any Loan Party; provided, however, that the Borrower may prepay Indebtedness under the Senior Note Purchase Agreement so long as the Borrower contemporaneously (i) prepays the Loans and/or cash collateralizes the LC Exposure, on a pro rata basis in accordance with Section 2.12(b)(iii) and (ii) the Aggregate Revolving Commitments are permanently reduced in accordance with Section 2.9(e).

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(bb)      Section 8.1(j) and 8.1(k) of the Credit Agreement are hereby amended to read as follows:

(j)        an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000; or

(k)       one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(cc)     Section 8.1 of the Credit Agreement is hereby amended by adding the word “or” after the semicolon at the end of subsection (n) thereof and by adding a new subsection (o) immediately thereafter to read as follows

(o)       any Loan Document purporting to grant a Lien to secure any Senior Secured Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Pledged Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document;

(dd)     Article VIII of the Credit Agreement is hereby amended by adding a new section 8.2 at the end thereof which shall read as follows:

Section 8.2	Application of Funds.

After the exercise of remedies provided for in Section 8.1 (or after the Loans have automatically become due and payable and all other Obligations have automatically become due and payable as set forth in the last paragraph of Section 8.1), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article II) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of such Obligations constituting fees, indemnities and other amounts (other than principal, interest and letter of credit fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of such Obligations constituting accrued and unpaid letter of credit fees and interest on the Loans and LC Borrowings and

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fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Hedging Agreement relating to the foregoing, to the extent such Hedging Agreement is permitted hereunder, ratably among the Lenders (and, in the case of such Hedging Agreement, Affiliates of Lenders) in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of such Obligations constituting unpaid principal of the Loans and LC Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Hedging Agreement relating to the foregoing, to the extent such Hedging Agreement is permitted hereunder, and to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Hedging Agreements, Affiliates of Lenders) and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of such Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law;

provided that, subject to Section 2.23, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to such other Obligations, if any, in the order set forth above.

(ee)	Section 9.1 of the Credit Agreement is hereby amended to read as follows:

Section 9.1	Appointment and Authority.

(a)        Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)        Each of the Lenders and the Issuing Bank hereby consents to and approves the terms of the Intercreditor Agreement, a copy of which is attached hereto as Exhibit E. The Lenders and the Issuing Bank acknowledge and agree to the terms of the Intercreditor Agreement and authorize and direct the Administrative Agent to enter into the Intercreditor Agreement on behalf of all of the Lenders and the Issuing Bank.

(c)         Each of the Lenders and the Issuing Bank hereby consents to and approves the terms of the Pledge Agreement, a copy of which is attached hereto as Exhibit F. The Lenders and the Issuing Bank acknowledge and agree to the terms of the Pledge Agreement and authorize and direct the Collateral Agent to enter into the Pledge Agreement on behalf of all of the Lenders and the Issuing Bank.

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(ff)       The following paragraph is hereby added at the end of Section 9.9 of the Credit Agreement to read as follows:

The Lenders and the Issuing Bank irrevocably authorize the Collateral Agent, at its option and in its reasonable discretion, to release any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document (a) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (b) that is transferred or to be transferred as part of or in connection with any transaction permitted hereunder or under any other Loan Document, or (c) as approved in accordance with Section 10.2. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 9.9.

(gg)      Schedules 1.1(a), 4.14, 7.1, 7.3 and 7.7 of the Credit Agreement are hereby amended to read as provided on Schedule 1.1(a), 4.14, 7.1, 7.3 and 7.7 and attached hereto and a new Schedule 7.12 Indebtedness is hereby added to the Credit Agreement and shall read as provided on Schedule 7.12 attached hereto.

(hh)      Annex I to Exhibit D of the Credit Agreement is hereby amended to read as provided on Annex I to Exhibit D attached hereto.

(ii)       A new Exhibit E is hereby added to the Credit Agreement to read as provided on Exhibit E attached hereto.

2.         Conditions Precedent. This Agreement shall be effective upon the satisfaction of the following conditions precedent:

(a)        the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent and the Required Lenders;

(b)       the Administrative Agent shall have received counterparts of that certain Intercreditor and Collateral Agency Agreement dated as of the date hereof (the “Intercreditor Agreement”) duly executed by the Borrower, the Guarantors, the purchasers under and as defined in the Senior Note Purchase Agreement (the “Purchasers”), the Administrative Agent, the Servicer (as defined in the Franchise Facility Credit Agreement) and Bank of America, N.A. as collateral agent (the “Collateral Agent”);

(c)        the Administrative Agent shall have received counterparts of that certain Pledge Agreement dated as of the date hereof (the “Pledge Agreement”) duly executed by the Borrower, the Guarantors and the Collateral Agent;

(d)       the Administrative Agent shall have received a fully executed Consent in the form attached to this Agreement (the “Consent”), duly signed and delivered by each Guarantor;

(e)        the Administrative Agent shall have received favorable opinions of legal counsel to the Borrower and each other Loan Party, addressed to the Administrative Agent, the Collateral Agent and each Lender, dated as of the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent;

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(f)        the Administrative Agent shall have received a certified copy of (i) the fully executed Amended and Restated Senior Note Purchase Agreement of even date herewith and (ii) the fully executed amendment agreement to the Franchise Facility Credit Agreement of even date herewith, each in form and substance satisfactory to the Administrative Agent;

(g)       the Collateral Agent shall have received all certificates evidencing any certificated equity interests pledged to the Collateral Agent pursuant to the Pledge Agreement, together with duly executed in blank stock powers attached thereto;

(h)        the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower and each other Loan Party, in form and substance satisfactory to the Administrative Agent attaching resolutions of each Loan Party approving and adopting this Agreement, the transactions contemplated herein and authorizing the execution and delivery of this Agreement, the Pledge Agreement, the Intercreditor Agreement and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Second Amendment Effective Date;

(i)        the Administrative Agent shall have received UCC financing statements for the Borrower and each other Loan Party for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable judgment, to perfect the Collateral Agent’s security interest in the Pledged Collateral (as defined in the Pledge Agreement);

(j)        the Administrative Agent shall have received, for the benefit of each Lender signing this Agreement on or before May 20, 2008, an amendment fee equal to 0.25% of such Lender’s Revolving Commitment; and

(k)       the Administrative Agent shall have received all other fees and expenses due and payable in connection with this Agreement.

3.         Amendment to Subsidiary Guaranty Agreement. The definition of Guaranteed Obligations in Section 1 of the Subsidiary Guaranty Agreement is hereby amended to read as follows:

“Guaranteed Obligations” shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post filing or post petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to the Credit Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations arising under Hedging Agreements with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into to the extent permitted hereunder, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

4.	Miscellaneous.

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(a)Except as herein specifically agreed, the Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)	The Borrower hereby represents and warrants as follows:

(i)        Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)       This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)      No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Agreement.

(c)The Borrower represents and warrants to the Lenders that (i) the representations and warranties set forth in Article IV of the Credit Agreement and in each other Loan Document are true and correct in all material respects (before and after giving effect to this Agreement) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

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            Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	RUBY TUESDAY, INC.,
a Georgia corporation

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Senior Vice President

BANK OF AMERICA, N.A.,

as Administrative Agent

By	/s/ Anne Zeschke_

Name: Anne Zeschke

Title:	Assistant Vice President

BANK OF AMERICA, N.A.,

as a Lender, an Issuing Bank and

Swingline Lender

By	/s/ John H. Schmidt

Name: John H. Schmidt

Title:	Vice President

SUNTRUST BANK,

as a Lender and an Issuing Bank

By	/s/ Dan Komitor

Name: Dan Komitor

Title:	Director

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WACHOVIA BANK,

NATIONAL ASSOCIATION,

as a Lender

By	/s/ Susan T. Gallagher

Name: Susan T. Gallagher

Title:	Director

REGIONS BANK,

successor by merger to AmSouth Bank,

as a Lender

By	/s/ Matthew B. Ashworth

Name: Matthew B. Ashworth

Title:	Vice President

BRANCH BANKING AND TRUST COMPANY,

as a Lender

By	/s/ R. Andrew Beam

Name: R. Andrew Beam

Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By	/s/ Frances W. Josephic

Name: Francis W. Josephic

Title:	Vice President

CITIBANK, N.A.,

as a Lender

By	/s/ Robert Marcus

Name: Robert Marcus

Title:	Vice President

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WELLS FARGO BANK, N.A.,

as a Lender

By	/s/ David Corts

Name: David Corts

Title:	Vice President

FIFTH THIRD BANK,

an Ohio banking corporation,

as a Lender

By	/s/ John K. Perez

Name: John K. Perez

Title:	Vice President

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Schedule 1.1(a)

PRICING GRID

Pricing Level	Adjusted Total Debt to EBITDAR Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Commitment Fee Percentage
I	< 2.50:1.00	1.00% per annum	0.00% per annum	0.20% per annum
II	< 3.00:1.00 but > 2.50:1.00	1.25% per annum	0.25% per annum	0.25% per annum
III	< 3.50:1.00 but > 3.00:1.00	1.50% per annum	0.50% per annum	0.30% per annum
IV	< 4.00:1.00 but > 3.50:1.00	2.50% per annum	1.50% per annum	0.375% per annum
V	> 4.00:1.00	3.50% per annum	2.50% per annum	0.50% per annum

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CONSENT

This Consent (this “Consent”), dated as of May 21, 2008, is delivered in connection with the Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of the date hereof (the “Agreement”), by and among RUBY TUESDAY, INC. a Georgia corporation (the “Borrower”), the various financial institutions from time to time parties thereto (the “Lenders”) and Bank of America, N.A., in its capacity as the administrative agent for the Lenders (in such capacity the “Administrative Agent”). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement (as defined in the Agreement) as amended by the Agreement (such agreement, as so amended, being the “Amended Credit Agreement”).

Each of the undersigned, as a party to the Subsidiary Guaranty Agreement, hereby acknowledges and consents to the execution and delivery of the Agreement, and hereby confirms and agrees that the Subsidiary Guaranty Agreement, as amended by the Agreement, is and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, the Agreement, all references in the Subsidiary Guaranty Agreement to the “Credit Agreement,” “thereunder,” “thereof” or words of like import shall mean the Amended Credit Agreement.

This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

GUARANTORS:	RTBD, INC.

By:/s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	President

RT FINANCE, INC.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RUBY TUESDAY GC CARDS, INC.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT TAMPA FRANCHISE, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

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RT ORLANDO FRANCHISE, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT SOUTH FLORIDA FRANCHISE, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT NEW YORK FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT SOUTHWEST FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT MICHIANA FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT FRANCHISE ACQUISITION, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

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RT FLORIDA EQUITY, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RTGC, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT West Palm Beach Franchise, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT Michigan Franchise, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RT Detroit Franchise, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

RUBY TUESDAY, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:	Vice President

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